Exhibit 23.01

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

—	Registration Statement (Form S-8 No. 333-212690) pertaining to the Amended and Restated Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan,
—	Registration Statement (Form S-8 No. 333-173981) pertaining to the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan;
—	Registration Statement (Form S-8 No. 333-147247) pertaining to the 2007 Equity Compensation Plan, the 2006 Equity Plan for Non-Employee Directors and the 2004 Stock Option and Grant Plan

of our reports dated February 21, 2017 with respect to the consolidated financial statements and schedule of Lumber Liquidators Holdings, Inc., and the effectiveness of internal control over financial reporting of Lumber Liquidators Holdings, Inc., included in this Annual Report (Form 10-K) of Lumber Liquidators Holdings, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Richmond, Virginia
February 21, 2017